UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2009 (August 12, 2009)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA 19512
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2009, National Penn Bancshares, Inc. (“National Penn”) and its wholly-owned subsidiary, National Penn Bank (“National Penn Bank”), entered into an employment agreement (the “Agreement”) with Michael J. Hughes, pursuant to which Mr. Hughes will become Chief Financial Officer of National Penn and Group Executive Vice President of National Penn Bank, effective August 31, 2009.  In this role, Mr. Hughes will be charged with formulating and implementing National Penn’s financial strategies and policies.  Mr. Hughes replaces Michael R. Reinhard, who will become National Penn’s Executive Vice President and Treasurer, with responsibilities for finance and corporate planning, effective August 31, 2009.

Prior to joining National Penn, Mr. Hughes, age 53, most recently held the positions of Chief Executive Officer of BSCV, Inc. and Chief Restructuring Officer at Boscov’s Department Store, LLC.  Upon joining Boscov’s in May 2008 as Chief Restructuring Officer, Mr. Hughes was responsible for managing all aspects of Boscov’s restructuring process and BSCV’s Chapter 11 bankruptcy case.  Prior to that, Mr. Hughes served as Chief Operating Officer of Griffin Financial LLC, an investment banking firm, beginning in August 2002.  A certified public accountant with 30 years of experience in the financial services industry, Mr. Hughes began his career at Ernst & Young as an Audit Supervisor in 1979.  He moved on to serve as Chief Financial Officer of The Hershey Bank, Woodstream Corporation and Specialty Products & Insulation Co.  Mr. Hughes has also held executive positions at several banks and other financial services firms, including Senior Vice President for External Finance at Meridian Bancorp, Inc. and Senior Vice President for Investment Banking at Berwind Financial.  He holds a bachelor’s degree in accounting from Penn State University from which he graduated magna cum laude in 1978.

The term of the Agreement is for 3 years beginning August 31, 2009 continuing through August 30, 2012, with one-year extensions to the full term added one year in advance of the end of such term, unless the Agreement is terminated.  Such automatic extensions will cease in the August that follows Mr. Hughes reaching the age of 63.

Mr. Hughes’s annual base compensation under the Agreement is $375,000.  Mr. Hughes is eligible for annual merit salary increases, is entitled to participate in National Penn’s annual Executive Incentive Plan, and is eligible for long-term incentive compensation awards.  He is entitled to participate in all health insurance and benefits plans, group insurance, pension or profit-sharing plans or other plans providing benefits to National Penn employees generally.  Mr. Hughes is also entitled to life insurance coverage and long-term disability coverage paid for by National Penn, the receipt of an automobile allowance of approximately $650 per month, and a lump sum payment of $6,000 in reimbursement of business expenses incurred in connection with the Agreement.

On August 31, 2009, National Penn will grant Mr. Hughes the following equity awards:

•
20,000 shares of National Penn performance-based restricted stock, vesting 100% upon the achievement of performance factors versus peer banks measured through calendar year 2011, with the determination of vesting taking place in February 2012;

•	5,000 shares of National Penn service-based restricted stock, vesting 100% after three years of service;

•	non-qualified stock options exercisable for 80,000 shares of National Penn common stock, 40,000 of which will vest immediately, and the remainder of which will vest at 20% per year for five years; and

•	non-qualified stock options exercisable for 40,000 shares of National Penn common stock, with seven-year cliff vesting.

The options granted will have an exercise price equal to the closing market price on August 31, 2009, as reported on the Nasdaq Stock Market, and have an option term of 10 years.

The Agreement also contains a “change-in-control” benefit.  This benefit is exercisable by Mr. Hughes at any time within 180 days after a “triggering event,” that follows a “change-in-control” including an involuntary termination of his employment (other than for cause); a reduction in title, responsibility or authority; a reduction in base salary or benefits; a requirement that Mr. Hughes commute to a location which is more than 30 miles from either his current office or his home; and a requirement that he travel for a greater period of time than was previously required.

A “change-in-control” is deemed to have occurred if:

•	Any person or group acquires beneficial ownership of securities of National Penn representing 24.99% or more of the combined voting power of National Penn's securities then outstanding;
•	There is a merger, consolidation or other reorganization of National Penn Bank, except where the resulting entity is controlled, directly or indirectly, by National Penn;
•
There is a merger, consolidation or other reorganization of National Penn, except where shareholders of National Penn immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of National Penn’s Board of Directors;

•
There is a sale, exchange, transfer or other disposition of substantially all of the assets of National Penn or National Penn Bank to another entity, except to an entity controlled, directly or indirectly, by National Penn;

•	There is a sale, exchange, transfer or other disposition of substantially all of the assets of National Penn to another entity, or a corporate division involving National Penn; or

•
There is a contested proxy solicitation of the shareholders of National Penn that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of National Penn.

Upon giving notice to National Penn after a triggering event which follows a change-in-control, Mr. Hughes will be entitled to a lump sum cash severance payment equal to 200% of his base salary in effect immediately prior to the change-in-control and to the continuation of his benefits for 2 years from the date of termination.

National Penn may terminate Mr. Hughes’s Agreement at any time with or without “cause” (as defined in the Agreement).

Upon the termination of Mr. Hughes by National Penn without cause, the terms of the Agreement will remain in effect for 2 years following the date of such termination.  The Agreement may also be terminated by Mr. Hughes at any time and will terminate by its terms upon Mr. Hughes’s disability or death.  The Agreement also contains non-solicitation, non-competition and non-disclosure provisions.

National Penn is currently a recipient of federal funds pursuant to the U.S. Treasury’s TARP Capital Purchase Program.  Pursuant to the Agreement, Mr. Hughes’s rights under the Agreement are subject to, and limited by, the legal and regulatory requirements and restrictions imposed on National Penn and its senior executive officers and highly compensated employees while National Penn’s Series B Fixed Rate Cumulative Perpetual Preferred Stock issued to US Treasury remains outstanding.

The preceding description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is being filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

On August 12, 2009, National Penn issued a press release regarding the matters described above.  The complete text of this press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Employment Agreement, dated as of August 12, 2009, among National Penn Bancshares, Inc., National Penn Bank and Michael J. Hughes.

99.1	Press Release, dated August 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	August 12, 2009	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of August 12, 2009, among National Penn Bancshares, Inc., National Penn Bank and Michael J. Hughes.

99.1	Press Release, dated August 12, 2009.